Exhibit 99.1

Cyberkinetics and Neurometrix Form Joint Venture to Develop Andara(TM) OFS(TM) Therapy for Peripheral Nerve Injury

FOXBOROUGH, Mass. & WALTHAM, Mass.--(BUSINESS WIRE)--Feb. 19, 2008--Cyberkinetics Neurotechnology Systems, Inc. (OTCBB:CYKN; Cyberkinetics), a medical device company focused on developing novel implantable products to treat injuries and conditions of the nervous system, and NeuroMetrix, Inc. (Nasdaq: NURO; NeuroMetrix), a medical device company developing and marketing innovative products that aid physicians in the diagnosis and treatment of neuropathies and neurovascular disorders and provide regional anesthesia and pain control, today announced that they have formed PNIR, LLC (Peripheral Nerve Injury Repair), a joint venture to develop and commercialize a therapeutic product for peripheral nerve injury based on Cyberkinetics' Andara(TM) Oscillating Field Stimulator (OFS(TM)) neurostimulation technology platform. Each company will have equal ownership in PNIR.

Under the terms of the joint venture agreement, NeuroMetrix will fund the first $2 million of the development costs at PNIR during the next two years and will provide PNIR with biomedical engineering and neurophysiology expertise. Cyberkinetics will contribute intellectual property related to its Andara(TM) OFS(TM) Therapy platform and provide technical and scientific expertise to the joint venture. After the initial $2 million investment by NeuroMetrix, the two companies will each contribute equally to future development costs. As part of the agreement, NeuroMetrix will distribute and Cyberkinetics will manufacture any products developed by the joint venture.

"With our soldiers returning from combat, there has been a dramatic increase in the number of multiple, severe injuries to the arms, legs, head and neck," commented James M. Ecklund, M.D., Chairman of Neurosciences at Inova Fairfax Hospital in Falls Church, Virginia. "These injuries, which often involve severe nerve damage, highlight the profound clinical need to develop therapies to repair and restore sensory and motor function." Dr. Ecklund is the prior Chairman of the National Capital Consortium Neurosurgery Program and retired Colonel, United States Army. He also previously served as Professor and Chief of the Division of Neurosurgery at the Uniformed Services University in Bethesda, Maryland.

"We are very excited to initiate the joint venture with NeuroMetrix, which represents an important step forward in our nerve repair strategy," said Timothy R. Surgenor, President and Chief Executive Officer of Cyberkinetics. "We look forward to working with NeuroMetrix to achieve our goal of extending the clinical application of the Andara OFS Therapy platform from treatment of spinal cord injuries to the treatment of peripheral nerve injuries."

Shai N. Gozani, M.D., Ph.D., NeuroMetrix' President and Chief Executive Officer, added, "Our collaboration with Cyberkinetics leverages NeuroMetrix' strengths to broaden our business into the development of novel medical device therapies. We expect that our jointly developed peripheral nerve therapy products, if successfully commercialized, will build on our Company's strong franchise in the diagnosis of peripheral nerve injuries. Bringing valuable therapeutic products to these patients, many of whom have been assessed using NeuroMetrix' diagnostic products, could represent a tremendous benefit to thousands who face permanent loss of function and productivity."

According to industry estimates, each year approximately 800,000 people in the United States alone sustain peripheral nerve injuries that require surgical intervention and that can result in disabilities that permanently impair sensory and motor function. Of these, Cyberkinetics and NeuroMetrix estimate that as many as 100,000 people with laceration, stretch and compression injuries could benefit from nerve fiber growth repair treatment using Andara(TM) OFS(TM) Therapy.

    About Andara(TM) Oscillating Field Stimulator (OFS(TM)) Therapy

Cyberkinetics' Andara(TM) OFS(TM) System is currently under review by the U.S. Food and Drug Administration (FDA) for Humanitarian Device Exemption (HDE) approval for the treatment of acute spinal cord injuries. The Andara(TM) OFS(TM) technology is designed to restore sensory and motor function through the use of low voltage, direct current, electrical stimulation that promotes and directs the nerve fibers to grow across the area of injury. Results from a Phase Ia, 10-patient clinical trial of the Andara(TM) OFS(TM) Therapy in patients with recent spinal cord injuries were published in the January 2005 issue of the Journal of Neurosurgery: Spine, and indicated statistically significant improvements in sensory and motor function at 12 months after treatment. Four additional patients were subsequently enrolled in a Phase Ib the trial.

About Cyberkinetics Neurotechnology Systems, Inc.

Cyberkinetics Neurotechnology Systems, Inc., a leader in the neurotechnology industry, is developing products to restore function for people with spinal cord and other nerve injuries, as well as disorders and conditions of the nervous system. Cyberkinetics' product development pipeline includes: the Andara(TM) Oscillating Field Stimulator (OFS(TM)) System for acute spinal cord injury, an investigative device designed to stimulate nerve repair and restore sensation and motor function; the BrainGate System, an investigative device designed to provide communication and control of a computer, assistive devices, and, ultimately, limb movement; and a pilot program in the detection and prediction of epileptic seizures. PNIR, LLC, a joint venture of Cyberkinetics and NeuroMetrix, Inc., is working to develop a product to treat peripheral nerve injury based on Cyberkinetics' Andara OFS Therapy platform. Additional information is available at Cyberkinetics' website at www.cyberkineticsinc.com.

About NeuroMetrix, Inc.

NeuroMetrix is a medical device company advancing patient care through the development and marketing of innovative medical device products that aid physicians in the diagnosis and treatment of diseases of the nervous system and neurovascular disorders, and to provide regional anesthesia and pain control. To date, our focus has been on the diagnosis of neuropathies and neurovascular disorders. Neuropathies are diseases of the peripheral nerves and parts of the spine that frequently are caused by or associated with diabetes, low back pain and carpal tunnel syndrome, as well as other clinical disorders. The NC-stat System, the Company's neuropathy diagnostic system, has been on the market since May 1999 and is used in over 5,500 physician's offices and clinics in the United States. Diabetic retinopathy is a common neurovascular complication of diabetes and the leading cause of blindness among working age adults. Through the Company's acquisition of EyeTel Imaging, NeuroMetrix owns the DigiScope, which is a retinal imaging system designed for use at the point-of-care in physician offices and vision clinics.

Forward-Looking Statements

This announcement contains forward-looking statements, including statements about product development plans and progress, potential development of proprietary inventions and benefits that may be realized by certain research programs. Such statements may be considered "forward-looking" within the meaning of the United States Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words like "may," "will," "could," "should," "project," "believe," "anticipate," "expect," "plan," "estimate," "forecast," "potential," "intend," "continue" and variations of these words or comparable words. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Forward-looking statements include, but are not limited to, statements concerning our future expectations, plans, prospects and future operating results as well as projections of cash and marketable securities and sufficiency of funding for capital expenditures. Actual results may differ materially from those indicated by these forward-looking statements as a result of various factors including risks related to: our ability to secure regulatory approval for our products; our access to additional capital; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales and distribution of our products; our development of products; our ability to obtain and maintain patent protection for our discoveries and products; and our limited operating history; as well as those risks more fully discussed in the "Risk Factors" section of the the Cyberkinetics' Annual Report on Form 10-KSB filed with the SEC on April 2, 2007, the NeuroMetrix Annual Report on Form 10-K for the year ended December 31, 2006, and each of our other public documents filed with the SEC. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date.

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CONTACT:	Cyberkinetics Neurotechnology Systems, Inc.
Elizabeth A. Razee, 508-252-1443, ext. 109
Manager, Corporate Communications
erazee@cyberkinetics.com
or
NeuroMetrix, Inc.
Bradford Smith, 781-314-2741
Chief Financial Officer
neurometrix.ir@neurometrix.com
or
Inova Health System
Jeanne Mayer, 703-321-2918
Public Relations Consultant
jeanne.mayer@inova.org

SOURCE:	Cyberkinetics Neurotechnology Systems, Inc.